Baumann, Raymondo
& Company PA
CERTIFIED PUBLIC ACCOUNTANTS

May 2, 2005

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Re: Infinium Labs, Inc.
Form 10-KSB

Gentlemen:

We hereby consent to the incorporation of our report as independent auditors accompanying the audited financial statements of Infinium Labs, Inc. ("Infinium") the period December 9, 2002 to October 31, 2003, issued in connection with Infinium's registering additional shares of S-8 common stock. This S-8 filing references Infinium's 2004 10-KSB which includes our audited financial statements.

Very truly yours,

Baumann, Raymondo & Company PA

Baumann, Raymondo & Company P.A.
Certified Public Accountants

405 North Reo Street • Suite 200 • Tampa, FL 33609
(813) 288-8826 • Fax: (813) 288-8836 • Email: cpatpa@brcpaweb.com • Internet: www.brcpaweb.com

Webb & Company, P.A.
Certified Public Accountants

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Form S-8 Registration Statement pertaining to the 2005 Stock Grant Plan of Infinium Labs, Inc. of our report dated April 14, 2005, with respect to the financial statements of Infinium Labs, Inc. included in its annual report (Form 10-KSB) for the year ended December 31, 2004 and the two month period ended December 31, 2003 as filed with the Securities and Exchange Commission.

Webb & Company, P.A.

WEBB & COMPANY, P.A.
Certified Public Accountants

May 2, 2005

1501 Corporate Drive, Suite 290 • Boynton Beach, FL 33426
Telephone: (561) 752-1721 • Fax: (561) 734-8562
www.cpawebb.com